The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Filed Pursuant to Rule 424(b)(2)

Registration No. 333-133682

SUBJECT TO COMPLETION, DATED MAY 12, 2006

PROSPECTUS SUPPLEMENT

(To Prospectus dated May 1, 2006)

3,000,000 Shares

Medivation, Inc.

Common Stock

$             per share

We are offering up to 3,000,000 shares of our common stock to one or more selected investors pursuant to this prospectus supplement and the accompanying prospectus. The common stock will be purchased at the negotiated price of $             per share.

Our common stock is listed on the American Stock Exchange under the symbol “MDV.” On May 11, 2006, the last reported sale price of the common stock on the American Stock Exchange was $5.32 per share.

Investing in the common stock involves risks. See “ Risk Factors” beginning on page S-4.

We have retained Emerging Growth Equities to act as placement agent for us in connection with the shares offered by this prospectus supplement. We have agreed to pay Emerging Growth Equities the aggregate placement agent fees set forth in the table below. The placement agent is not purchasing or selling any of these shares nor is it required to sell any specific number or dollar amount of shares, but will use reasonable efforts to arrange for the sale of the shares of common stock offered by this prospectus supplement. See “Plan of Distribution” in this prospectus supplement.

	Per Share	Maximum Offering
Price to the public	$	$
Placement agent fees	$	$
Proceeds, before expenses, to Medivation	$	$

We expect the total offering expenses, excluding placement agent fees, to be approximately $             for all sales pursuant to the prospectus supplemented by this prospectus supplement. Because there is no minimum offering amount required as a condition to closing this offering, the actual public offering amount, placement agent fees, and proceeds to us, if any, are not presently determinable and may be substantially less than the maximum amounts set forth above.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Emerging Growth Equities

As Placement Agent

The date of this prospectus supplement is May     , 2006.

This document is in two parts. The first part is this prospectus supplement, which describes the terms of the offering of common stock and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into the accompanying prospectus. The second part is the accompanying prospectus, which provides more general information. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated by reference therein, on the other hand, you should rely on the information in this prospectus supplement.

You should rely only on the information contained in this prospectus supplement and contained, or incorporated herein by reference, in the accompanying prospectus. We have not authorized anyone to provide you with information that is different. We are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The information contained, or incorporated by reference, in this prospectus supplement and contained, or incorporated herein by reference, in the accompanying prospectus is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus, or of any sale of the common stock. It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the documents we have referred you to in the section entitled “Where You Can Find More Information” below in this prospectus supplement.

Medivation is a trademark in the U.S. This prospectus includes product names, trade names and trademarks of other companies. All other product names, trade names and trademarks appearing in this prospectus are the property of their respective holders. Aricept®, Exelon®, Razadyne® and Namenda® are registered trademarks of Pfizer Inc. and Eisai Co., Ltd., Novartis AG, Johnson & Johnson and Forest Laboratories, Inc., respectively; and, without limitation, any product name, trade name, or trademark in this prospectus supplement followed immediately with the ® or ™ symbol is meant to indicate that the company has no product name, trade name, trademark or other intellectual property rights with respect to such word.

S-i

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained in other parts of this prospectus supplement and the accompanying prospectus. Because it is a summary, it does not contain all of the information that you should consider before investing in the shares. You should read this entire prospectus supplement and the accompanying prospectus carefully, including the “Risk Factors,” and the financial statements and other information incorporated by reference in this prospectus supplement and the accompanying prospectus.

Medivation, Inc.

Our Business Strategy

Our business strategy is to acquire promising biomedical technologies—including pharmaceuticals, biologics and medical devices—and to develop them quickly and cost-effectively through human first proof-of-efficacy studies (generally the end of Phase 2 clinical trials). We seek to establish and maintain a portfolio of between four and six active development programs at any given time. We focus on technologies that have strong intellectual property positions, address large unmet medical needs, and have the potential to enter clinical development within 12 to 18 months after acquisition. Based on this focus, we generally will not engage in discovery research. Once we acquire a biomedical technology, we focus on driving development rapidly and cost-effectively. To minimize fixed costs and maximize flexibility, we have developed a business model which efficiently uses experienced outside consultants, who in essence become part of our management team for specific projects. Depending on the indication and commercial potential of any technologies we successfully develop through completion of Phase 2 clinical studies, we will either sell or partner these programs with larger pharmaceutical, biotechnology or medical device companies for later-stage development and commercialization, or pursue those activities internally. Upon completion of any such sale or partnership transaction, and depending on our then current capital needs, we will consider returning transaction proceeds to our investors through special dividends or stock repurchases.

We believe that our business strategy maximizes what we perceive to be our competitive advantages, including:

•	our ability to identify and acquire biomedical technologies with favorable risk/reward ratios based on our experience and technical expertise;

•	our credibility and relationships with the academic community, a primary source of deal flow for the biomedical technologies we target;

•	our ability to develop biomedical technologies more quickly and cost-effectively than larger, less flexible companies; and

•	our management’s track record of successfully executing this business strategy, from technology acquisition through receipt of marketing approval, commercial launch, and exit by sale to a corporate partner, at a prior company.

Our Current Portfolio

Our current portfolio consists of small molecule drugs in development to treat three large, unmet medical needs—Alzheimer’s disease, Huntington’s disease and hormone-refractory prostate cancer. Dimebon™, with a 20-year record of human use and demonstrated efficacy in animal studies of both Alzheimer’s disease and Huntington’s disease and in a pilot clinical study of Alzheimer’s disease, is in a randomized, double-blind, placebo-controlled Phase 2 study in Alzheimer’s disease patients in Russia, the results of which are expected to be available in Q3 2006. We also expect to begin a Phase 1-2a Huntington’s disease study in 2006. See “Recent Development” below. Our MDV300 series compounds are in development for the treatment of hormone-refractory prostate cancer, and we expect them to enter a Phase 1-2a clinical study in the first half of 2007.

As used in this prospectus supplement, a “Phase 1-2a” clinical study is one conducted in patients with the applicable disease and that includes at least one efficacy endpoint. Because both Huntington’s disease and hormone-refractory prostate cancer are life-threatening diseases with inadequate current treatment options, we believe that the initial clinical trials we conduct in those indications will be Phase 1-2a trials. However, neither FDA nor any other regulatory authority has yet reviewed and commented on our proposed clinical trial designs for these indications, and we thus do not know whether such agencies will require any changes to our proposed clinical trial designs. Thus, our belief with respect to the design of these trials is a forward-looking statement that is subject to significant risk and uncertainty.

Our History and Historical Financial Information

We were formed in Delaware in October 1995, under our former name Orion Acquisition Corp. II, to identify and consummate a business combination. Medivation Neurology, Inc. was formed in Delaware in September 2003, under its former name Medivation, Inc., to acquire and develop Dimebon. On December 17, 2004, Medivation Neurology, Inc. became our subsidiary pursuant to a merger. Medivation Prostate Therapeutics, Inc. was formed in Delaware in July 2005 as our subsidiary to acquire and develop the MDV300 series technology. Our offices are located at 55 Hawthorne Street, Suite 610, San Francisco, California 94105, and our telephone number is (415) 543-3470.

Recent Developments

On May 8, 2006 we received a letter from the U.S. Food and Drug Administration (FDA) regarding our investigational new drug (IND) application to begin human testing of Dimebon for Huntington’s disease. The letter confirmed the information initially communicated by the FDA in a February 28, 2006 telephone call that additional rat toxicology data are required before human clinical trials can begin. The FDA expressed the concern that the dose levels of Dimebon used in one of our rat toxicology studies did not result in sufficient toxicity to define a maximum tolerated dose. This information might provide additional guidance to physicians regarding the potential toxicities of Dimebon in humans. To address the FDA’s concern, in March 2006 we initiated additional rat toxicology studies to evaluate Dimebon at higher doses than those used in the prior study. We expect to have sufficient data in the third quarter of 2006 to request the FDA to allow initiation of the proposed Phase 1-2a clinical study of Dimebon in patients with Huntington’s disease.

The Offering

Common stock offered by Medivation, Inc.	We are offering up to 3,000,000 shares of our common stock to selected institutional investors at an estimated negotiated purchase price of $5.00 per share.

Common stock to be outstanding after this offering	Up to 25,295,048 shares.

Use of proceeds	We intend to use the net proceeds of this offering to fund the development of our programs and for other general corporate purposes. See “Use of Proceeds.”

American Stock Exchange symbol	“MDV”

Unless otherwise noted in this prospectus supplement, all information in this prospectus assumes no conversion or exercise of any of the following convertible securities outstanding as of May 1, 2006: (i) 500,104 warrants, each of which is exercisable to purchase one share of common stock at an exercise price of $1.55 per share; and (ii) options to purchase 1,574,250 shares of our common stock at a weighted average exercise price per share of $2.59 issued pursuant to our 2004 Equity Incentive Plan.

As used in this prospectus, “we,” “our,” “us” and “the company” refers to Medivation, Inc. and if the context otherwise requires, Medivation Neurology, Inc. and Medivation Prostate Therapeutics, Inc., our subsidiaries.

RISK FACTORS

Any investment in our shares of common stock involves a high degree of risk. You should consider carefully the following information about these risks, together with the other information contained in this prospectus supplement, the accompanying prospectus and the specific risks set forth under the caption “Risk Factors” in any of our filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 incorporated by reference herein before making an investment decision. For more information, see “Where You Can Find More Information.” If any of the risks actually occur, our business, results of operations and financial condition would likely suffer. In these circumstances, the market price of our common stock could decline and you may lose all or part of the money you paid to buy our common stock.

Risks Related to the Offering and the Common Stock

The number of shares of common stock eligible for sale could depress our stock price.

We are registering for sale by us a total of 3,000,000 shares of our common stock pursuant to the registration statement of which this prospectus is a part. As of May 1, 2006, the shares covered by the registration statement will constitute approximately 12% of the issued and outstanding shares of common stock of the company after giving effect to the offering. In connection with our December, 2005 public offering, certain of our officers, directors and shareholders entered into lock-up agreements restricting the sale or other disposition of shares of our common stock held by them for a period of 180 days after the date of the offering, which restrictions may be waived by the underwriters of that offering. In addition, a total of 6,638,490 shares of common stock, which as of May 1, 2006 represent approximately 26% of the issued and outstanding shares of common stock of the company after giving effect to the offering, are subject to lock-up agreements restricting their sale until the earlier of (a) completion of the ongoing Phase 2 clinical study of Dimebon in Alzheimer’s disease patients in Russia (which is currently expected to be completed in Q3 2006); and (b) December 17, 2006. At the discretion of the company’s board of directors, the persons subject to the lock-up agreements, including David T. Hung, M.D., our President and Chief Executive Officer, and C. Patrick Machado, our Senior Vice President and Chief Financial Officer, may be permitted to sell their shares prior to the end of this period. The possible sale of a significant number of these shares may cause the market price of our common stock to decline.

Our stock price may be volatile, and our stockholders’ investment in our stock could decline in value.

The market prices for our securities and those of other life sciences companies have been highly volatile and may continue to be highly volatile in the future. The following factors, in addition to other risk factors described in this section, may have a significant impact on the market price of our common stock:

•	the receipt or failure to receive the additional funding necessary to conduct our business;

•	the progress and success of preclinical studies and clinical trials of our product candidates conducted by us or our future collaborative partners or licensees, if any;

•	selling by large stockholders;

•	announcements of technological innovations or new commercial products by our competitors or us;

•	developments concerning proprietary rights, including patents;

•	developments concerning any future collaborations;

•	publicity regarding actual or potential medical results relating to products under development by our competitors or us;

•	regulatory developments in the United States and foreign countries;

•	litigation;

•	economic and other external factors or other disaster or crisis; and

•	period-to-period fluctuations in financial results.

We do not intend to pay regular dividends on our common stock for the foreseeable future.

We do not expect for the foreseeable future to pay regular dividends on our common stock. If and when we ever receive proceeds from the sale or partnership of any of our programs, and depending on our then-current capital needs, we will consider returning transaction proceeds to our investors through special dividends or stock repurchases. However, any future determination to pay dividends on or repurchase shares of our common stock will be at the discretion of our board of directors and will depend upon, among other factors, our success in completing sales or partnerships of our programs, our results of operations, financial condition, capital requirements, contractual restrictions and applicable law.

Our principal stockholders exert substantial influence over us and may exercise their control in a manner adverse to your interests.

Following the completion of the offering, certain stockholders and their affiliates will continue to own a substantial amount of our outstanding common stock. Please refer to “Security Ownership of Certain Beneficial Owners and Management” of our Definitive Proxy Statement pursuant to Section 14(a) of the Exchange Act filed on May 1, 2006, which is incorporated by reference into this prospectus supplement, for more information. These stockholders may have the power to direct our affairs and be able to determine the outcome of certain matters submitted to stockholders for approval. Because a limited number of persons control us, transactions could be difficult or impossible to complete without the support of those persons. Subject to applicable law, it is possible that these persons will exercise control over us in a manner adverse to your interests.

FORWARD-LOOKING STATEMENTS

This prospectus includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical facts contained in this prospectus, including statements regarding our future financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements. The words “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “suggest,” “should,” “forecast,” “could,” “plan” and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions described in “Risk Factors” and elsewhere in this prospectus, including, among other things: (1) our ability to successfully conduct clinical and preclinical trials for our product candidates, (2) our ability to raise additional capital on favorable terms, (3) our ability to identify and acquire additional product candidates, and (4) our ability to execute our business plan on time and on budget. These risks are not exhaustive. Other sections of this prospectus include additional factors which could adversely impact our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time and it is not possible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. We cannot assure you that the events and circumstances reflected in the forward-looking statements will be achieved or occur and actual results could differ materially from those projected in the forward-looking statements.

USE OF PROCEEDS

We estimate that the net proceeds to us from this offering will be approximately $13,750,000 based on a public offering price of $5.00 per share, and after deducting the placement agency commission and estimated offering expenses payable by us. “Net proceeds” is what we expect to receive after paying the placement agent fees and other expenses of the offering. Because there is no minimum offering amount required as a condition to closing this offering, the actual public offering amount, placement fees and proceeds to us, if any, are not presently determinable and may be substantially less than the maximum amount set forth above. We intend to use these net proceeds to finance the activities included in our business plan, as described under the heading “Management’s Discussion and Analysis or Plan of Operation—Our Business Plan through December 31, 2006,” in our Annual Report on Form 10-KSB, filed with U.S. Securities Exchange Commission on March 31, 2006 and incorporated into this prospectus supplement by reference, and for other general corporate purposes. The activities included in our business plan consist primarily of development of the three active programs in our current portfolio, and the identification, evaluation and acquisition of new product candidates. Pending their specific application, we intend to invest the net proceeds of this offering in short-term, investment-grade, interest-bearing securities.

PLAN OF DISTRIBUTION

We are offering the shares of common stock through Emerging Growth Equities as our placement agent. Subject to the terms and conditions contained in the placement agent agreement, dated May     , 2006, Emerging Growth Equities has agreed to act as our placement agent for the sale of up to 3,000,000 shares of our common stock. The placement agent is not purchasing or selling any shares by this prospectus supplement and the accompanying prospectus, nor is it required to arrange the purchase or sale of sell any specific number or dollar amount of the shares, but has agreed to use reasonable efforts to arrange for the sale of all 3,000,000 of the shares.

The placement agent proposes to arrange for the sale to one or more purchasers of the shares of common stock offered pursuant to this prospectus supplement and the accompanying prospectus through direct purchase agreements between the purchasers and us. We will pay the placement agent a total commission equal to 7.0% of the gross proceeds of the sales of shares of common stock.

The following table shows the per share and total commissions we will pay to the placement agent in connection with the sale of the shares offered pursuant to this prospectus supplement and the accompanying prospectus, assuming the purchase of all of the shares offered hereby.

Per share	$
Maximum Offering Total	$

Because there is no minimum offering amount required as a condition to closing in this offering, the actual total offering commissions, if any, are not presently determinable and may be substantially less than the maximum amount set forth above.

Our obligation to issue and sell shares to the purchasers is subject to the conditions set forth in the purchase agreements, which may be waived by us in our discretion. A purchaser’s obligation to purchase shares is subject to conditions set forth in the purchase agreement as well, which also may be waived.

It is expected that the sale of up to 3,000,000 shares will be completed on May     , 2006. We estimate the total expenses of this offering which will be payable by us, excluding the commissions, will be approximately $200,000.

We have agreed to indemnify the placement agent against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the placement agents may be required to make in respect thereof.

The placement agent agreement with Emerging Growth Equities is included as an exhibit to our Current Report on Form 8-K that will be filed with the Securities and Exchange Commission in connection with the consummation of this offering.

The placement agent has informed us that it will not engage in over-allotment, stabilizing transactions or syndicate covering transactions in connection with this offering.

LEGAL MATTERS

The validity of the issuance of the shares of our common stock described herein has been passed upon for us by Latham & Watkins LLP, Menlo Park, California.

EXPERTS

The consolidated financial statements as of and for the periods therein indicated included in the prospectus have been audited by Singer Lewak Greenbaum & Goldstein LLP, independent registered public accounting firm, to the extent and for the periods set forth in their report appearing in this prospectus supplement, and are included in reliance upon such report given upon the authority of Singer Lewak Greenbaum & Goldstein LLP as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and periodic reports, proxy statements, including our Definitive Proxy Statement pursuant to Section 14(a) of the Securities Exchange Act of 1934 filed on May 1, 2006, and other information with the SEC relating to our business, financial statements and other matters. You may obtain information on the operation of the SEC’s public reference room in Washington, D.C. by calling the SEC at 1-800-SEC-0330. You may read and copy any documents we have filed with the SEC at prescribed rates at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, DC 20549. Our SEC filings are also available to you free of charge at the SEC’s website at http://www.sec.gov.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus supplement and the accompanying prospectus. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) between the date of this prospectus supplement and the termination of the offering and also between the date of the initial registration statement and prior to effectiveness of the registration statement:

•	Our Definitive Proxy Statement pursuant to Section 14(a) of the Exchange Act filed on May 1, 2006

•	Our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005 filed on March 31, 2006, as amended on Form 10-KSB/A filed on April 6, 2006, pursuant to Section 13(a) of the Exchange Act;

•	Our Current Report on Form 8-K (other than information contained in Current Reports on Form 8-K that is furnished, but not filed) filed on January 20, 2006; and

•	Our Registration Statement on Form 8-A filed on March 14, 2006, pursuant to Section 12(b) of the Exchange Act, which describes our common stock, and any further amendment or report filed hereafter for the purpose of updating such description.

You may request a copy of any or all of the information incorporated by reference, at no cost, by writing or telephoning us at the following address:

Medivation, Inc.

55 Hawthorn Street, Suite 610

San Francisco, CA 94105

(415) 543-3470

PROSPECTUS

3,000,000 shares

Medivation, Inc.

Common Stock

We may, from time to time, offer up to 3,000,000 shares of our common stock.

Our common stock is listed on the American Stock Exchange under the symbol “MDV.” On April 27, 2006, the last reported sale price of our common stock on the American Stock Exchange was $5.70 per share.

When we offer our common stock, we will provide specific terms of the offering in supplements to this prospectus. The common stock offered by this prospectus and any prospectus supplement may be offered directly or to or through underwriters or dealers. If any underwriters are involved in the sale of any common stock offered by this prospectus and any prospectus supplement, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement.

You should read this prospectus and any prospectus supplement carefully before you invest in any of our securities.

INVESTING IN OUR COMMON STOCK INVOLVES RISK. SEE “ RISK FACTORS” BEGINNING ON PAGE 3.

This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is May 1, 2006.

This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration process, we may sell shares of our common stock in one or more offerings up to 3,000,000 shares. Any prospectus supplement that is filed in connection with the offering of the shares included in this registration statement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying supplement to this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or any accompanying prospectus supplement. This prospectus and any accompanying supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any accompanying supplement to this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and any accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date.

Medivation is a trademark in the U.S. This prospectus includes product names, trade names and trademarks of other companies. All other product names, trade names and trademarks appearing in this prospectus are the property of their respective holders. Aricept®, Exelon®, Razadyne® and Namenda® are registered trademarks of Pfizer Inc. and Eisai Co., Ltd., Novartis AG, Johnson & Johnson and Forest Laboratories, Inc., respectively; and, without limitation, any product name, trade name, or trademark in this prospectus followed immediately with the ® or ™ symbol is meant to indicate that the company has no product name, trade name, trademark or other intellectual property rights with respect to such word.

i

SUMMARY

The following summary provides an overview of certain information about our company and the offering and may not contain all the information that may be important to you. This summary is qualified in its entirety by and should be read together with the information contained in other parts of this prospectus. You should carefully read this entire prospectus before making a decision about whether to invest in our common stock.

Medivation, Inc.

Our Business Strategy

Our business strategy is to acquire and develop biomedical technologies that have reached the early-development stage of the research and development process—the stage beginning with the identification of a specific biomedical product candidate with a demonstrated scientific rationale for further development. Based on this focus, we generally will not engage in discovery research. Rather, we target biomedical technologies that already have reached the early-development stage, and develop those technologies through completion of Phase 2 clinical trials designed to provide evidence of potential safety and efficacy in patients. Depending on the indication and commercial potential of any technologies we successfully develop through this stage, we will either sell or partner these programs with larger pharmaceutical, biotechnology or medical device companies for later-stage development and commercialization, or pursue those activities internally. Upon completion of any such sale or partnership transaction, and depending on our current capital needs, we will consider returning transaction proceeds to our investors through special dividends or stock repurchases.

We seek to establish and maintain a portfolio of between four and six active development programs at any given time. We focus on biomedical technologies that have strong intellectual property positions, address large unmet medical needs, and have the potential to enter clinical development within 12 to 18 months after acquisition. Once we acquire a biomedical technology, we focus on driving development rapidly and cost-effectively. To minimize fixed costs and maximize flexibility, we have developed a business model that efficiently uses experienced outside consultants, who in essence become part of our management team for specific projects.

We believe that our business strategy maximizes what we perceive to be our competitive advantages, including:

•	our ability to identify and acquire early-development stage biomedical technologies with favorable risk/reward ratios based on our experience and technical expertise;

•	our credibility and relationships with the academic community, a primary source of deal flow for the early-development stage biomedical technologies we target;

•	our ability to develop early-development stage biomedical technologies more quickly and cost-effectively than larger, less flexible companies; and

•	our management’s track record of successfully executing this business strategy, from technology acquisition through receipt of marketing approval, commercial launch, and exit by sale to a corporate partner, at a prior company.

Our Current Portfolio

Our current portfolio consists of small molecule drugs in development to treat three large, unmet medical needs—Alzheimer’s disease, Huntington’s disease and hormone-refractory prostate cancer. Dimebon™, with a 20-year record of human use and demonstrated efficacy in animal studies of both Alzheimer’s disease and Huntington’s disease and in a pilot clinical study of Alzheimer’s disease, is in a randomized, double-blind, placebo-controlled Phase 2 study in Alzheimer’s disease patients in Russia, the results of which are expected to be available in Q3 2006. We also expect to initiate a Phase 1-2a study of Dimebon in Huntington’s disease patients in 2006. Our MDV300 series compounds are in development for the treatment of hormone-refractory prostate cancer, and we expect them to enter a Phase 1-2a clinical study in the first half of 2007.

As used in this Prospectus, a “Phase 1-2a” clinical study is one conducted in patients with the applicable disease and that includes at least one efficacy endpoint. Because both Huntington’s disease and hormone-refractory prostate cancer are life-threatening diseases with inadequate current treatment options, we believe that the initial clinical trials we conduct in those indications will be Phase 1-2a trials. However, neither the U.S. Food and Drug Administration nor any other regulatory authority has yet reviewed and commented on our proposed clinical trial designs for these indications, and we thus do not know whether such agencies will require any changes to our proposed clinical trial designs. Thus, our belief with respect to the design of these trials is a forward-looking statement that is subject to significant risk and uncertainty. See “Special Note Regarding Forward-Looking Statements.”

Our History and Historical Financial Information

We were formed in Delaware in October 1995, under our former name Orion Acquisition Corp. II, to identify and consummate a business combination. Medivation Neurology, Inc. was formed in Delaware in September 2003, under its former name Medivation, Inc., to acquire and develop Dimebon. On December 17, 2004, Medivation Neurology, Inc. became our subsidiary pursuant to a merger. Medivation Prostate Therapeutics, Inc. was formed in Delaware in July 2005 as our subsidiary to acquire and develop the MDV 300 series technologies.

Our offices are located at 55 Hawthorne Street, Suite 610, San Francisco, California 94105, and our telephone number is (415) 543-3470.

RISK FACTORS

You should carefully consider the specific risks set forth under the caption “Risk Factors” in the applicable prospectus supplement and under the caption “Risk Factors” in any of our filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 incorporated by reference herein before making an investment decision. For more information, see “Where You Can Find More Information.”

USE OF PROCEEDS

We will use the net proceeds from our sale of the securities for our general corporate purposes, which may include costs of developing our technologies, making additions to our working capital, funding future acquisitions or for any other purpose we describe in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

We may sell our common stock to one or more underwriters for public offering and sale by them and may also sell our common stock to investors directly or through agents. We will name any underwriter or agent involved in the offer and sale of our common stock in the applicable prospectus supplement. We have reserved the right to sell or exchange our common stock directly to investors on our own behalf in those jurisdictions where we are authorized to do so.

We may distribute our common stock from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

We may also, from time to time, authorize dealers, acting as our agents, to offer and sell our common stock upon the terms and conditions set forth in the applicable prospectus supplement. In connection with the sale of our common stock, we or the purchasers of our common stock for whom the underwriters may act as agents may compensate underwriters in the form of underwriting discounts or commissions. Underwriters may sell our common stock to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase our common stock as a principal, and may then resell our common stock at varying prices to be determined by the dealer.

We will describe in the applicable prospectus supplement any compensation we pay to underwriters or agents in connection with the offering of our common stock, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Dealers and agents participating in the distribution of our common stock may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of our common stock may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against certain civil liabilities, including liabilities under the Securities Act, and to reimburse these persons for certain expenses.

To facilitate the offering of our common stock, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of our common stock. This may include over-allotments or short sales of our common stock, which involve the sale by persons participating in the offering of more of our common stock than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of our common stock by bidding for or purchasing our common stock in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if our common stock sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of our common stock at a level above that which might otherwise prevail in the open market. These transactions, if commenced, may be discontinued at any time.

Certain of the underwriters, dealers or agents and their associates may engage in transactions with and perform services for us in the ordinary course of their business for which they receive compensation.

Any common stock sold pursuant to a prospectus supplement will be eligible for listing and trading on the American Stock Exchange, subject to official notice of issuance.

DESCRIPTION OF CAPITAL STOCK

General Matters

Pursuant to our amended and restated certificate of incorporation, the total amount of our authorized capital stock is 51,000,000 shares, which consists of 50,000,000 shares of authorized common stock, par value $0.01 per share, and 1,000,000 shares of authorized preferred stock, par value $0.01 per share. With respect to the authorized preferred stock, 200 shares have been designated as Series A Preferred Stock and 450,000 shares have been designated as Series B Preferred Stock. As of April 26, 2006, we had outstanding 22,080,652 shares of common stock, 110 shares of Series A Preferred Stock and no shares of Series B Preferred Stock.

According to the records of our transfer agent, American Stock Transfer & Trust Company, as of April 26, 2006, we had 215 holders of record of our common stock. As of April 26, 2006, we had one holder of record of our Series A Preferred Stock and no holders of record of our Series B Preferred Stock.

The following summary of our capital stock does not purport to be complete and is subject to and qualified in its entirety by, our amended and restated certificate of incorporation and our bylaws.

Common Stock

The holders of shares of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. All shares of our common stock are entitled to share equally in any dividends our board of directors may declare from legally available sources. Our common stock is traded on the American Stock Exchange under the symbol “MDV.” The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company.

CERTAIN PROVISIONS OF DELAWARE LAW AND OF

THE COMPANY’S CHARTER AND BYLAWS

The following paragraphs summarize certain provisions of the Delaware General Corporation Law, or DGCL, and our certificate of incorporation and bylaws. The summary does not purport to be complete and is subject to and qualified in its entirety by reference to the DGCL and to our bylaws, copies of which are on file with the SEC as exhibits to registration statements previously filed by us. See “Where You Can Find More Information.”

General. Certain provisions of our certificate of incorporation and bylaws and Delaware law could make our acquisition by a third party, a change in our incumbent management, or a similar change of control more difficult, including:

•	an acquisition of us by means of a tender or exchange offer;

•	an acquisition of us by means of a proxy contest or otherwise; or

•	the removal of a majority or all of our incumbent officers and directors.

These provisions, which are summarized below, are likely to discourage certain types of coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that these provisions help to protect our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us, and that this benefit outweighs the potential disadvantages of discouraging such a proposal because our ability to negotiate with the proponent could result in an improvement of the terms of the proposal.

Election and removal of directors. Our bylaws provide that the size of the board of directors shall be fixed as determined from time to time by the board and, so long as our company has at least three stockholders, shall be at least three directors. The directors need not be stockholders. The directors are to be elected at the annual meeting of the stockholders and each director elected shall hold office until his successor is elected and qualified. Any director or the entire board of directors may be removed, either with or without cause, by a majority of the stock represented and entitled to vote.

Stockholder meetings. Our bylaws provide that the stockholders may not call a special meeting of the stockholders of Medivation, Inc. Instead, special meetings of the stockholders may be called by the president or the chairman of the Board of Directors and shall be called by the president or the secretary at the request in writing of a majority of the board of directors.

Requirements for advance notification of stockholder nominations and proposals. Our bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board.

Delaware anti-takeover law. We are subject to Section 203 of the DGCL, an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the date the person became an interested stockholder, unless the “business combination” or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” is defined generally as a person who, together with affiliates and associates, owns or within three years prior to the determination of interested stockholder status, did own, 15% or more of a corporation’s voting stock. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by the board of directors, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

Elimination of stockholder action by written consent. Our certificate of incorporation does not provide for the right of stockholders to act by written consent without a meeting.

No cumulative voting. Our certificate of incorporation and bylaws do not provide for cumulative voting in the election of directors.

Limitation of liability. As permitted by the DGCL, our certificate of incorporation provides that our directors will not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

•	for any breach of the director’s duty of loyalty to us or our stockholders;

•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	under Section 174 of the DGCL, relating to unlawful payment of dividends or unlawful stock purchase or redemption of stock; or

•	for any transaction from which the director derives an improper personal benefit.

As a result of this provision, we and our stockholders may be unable to obtain monetary damages from a director for breach of his or her duty of care.

Our certificate of incorporation and bylaws also provide for the indemnification of our directors and officers to the fullest extent authorized by the DGCL. The indemnification provided under our certificate of incorporation and bylaws includes the right to be paid expenses in advance of any proceeding for which indemnification may be payable, provided that the payment of these expenses incurred by a director or officer in advance of the final disposition of a proceeding may be made only upon delivery to us of an undertaking by or on behalf of the director or officer to repay all amounts so paid in advance if it is ultimately determined that the director or officer is not entitled to be indemnified. Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers or controlling persons of our company pursuant to our certificate of incorporation, our bylaws and the DGCL, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Under our bylaws, we have the power to purchase and maintain insurance on behalf of any person who is or was one of our directors or officers, or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other business against any liability asserted against the person or incurred by the person in any of these capacities, or arising out of the person’s fulfilling one of these capacities, and related expenses, whether or not we would have the power to indemnify the person against the claim under the provisions of the DGCL. We intend to maintain director and officer liability insurance on behalf of our directors and officers.

LEGAL MATTERS

The validity of the issuance of the shares of our common stock described herein has been passed upon for us by Latham & Watkins LLP, Menlo Park, California.

EXPERTS

Singer Lewak Greenbaum & Goldstein LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-KSB, as amended, for the year ended December 31, 2005, as set forth in their report which is incorporated by reference in this prospectus and elsewhere in this registration statement. Our financial statements are incorporated by reference in reliance on Singer Lewak Greenbaum & Goldstein LLP’s report given their authority as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act between the date of this prospectus and the termination of the offering and also between the date of the initial registration statement and prior to effectiveness of the registration statement:

•	Our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005 filed on March 31, 2006, as amended on Form 10-KSB/A filed on April 6, 2006, pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

•	Our Current Report on Form 8-K (other than information contained in Current Reports on Form 8-K that is furnished, but not filed) filed on January 20, 2006; and

•	Our Registration Statement on Form 8-A filed on March 14, 2006, pursuant to Section 12(b) of the Exchange Act, which describes our common stock, and any further amendment or report filed hereafter for the purpose of updating such description.

This prospectus is part of a registration statement on Form S-3 we have filed with the SEC under the Securities Act. This prospectus does not contain all of the information in the registration statement. We have omitted certain parts of the registration statement, as permitted by the rules and regulations of the SEC. You may inspect and copy the registration statement, including exhibits, at the SEC’s public reference room or website. Our statements in this prospectus about the contents of any contract or other document are not necessarily complete. You should refer to the copy of each contract or other document we have filed as an exhibit to the registration statement for complete information.

You may request a copy of any or all of the information incorporated by reference, at no cost, by writing or telephoning us at the following address:

Medivation, Inc.

55 Hawthorne Street, Suite 610

San Francisco, CA 94105

(415) 543-3470

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our filings with the SEC are also available to the public at the SEC’s website at http://www.sec.gov. You may also obtain copies of the documents at prescribed rates by writing to the SEC’s Public Reference Section at 100 F Street, N.E., Washington, D.C. 20549.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents that we incorporate by reference, contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. Any statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as “anticipate,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “management believes,” “we believe,” “we intend” and similar words or phrases. Accordingly, these statements involve estimates, assumptions and uncertainties which could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the factors discussed in this prospectus or incorporated by reference.

Forward-looking statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expected or implied by the forward-looking statements. Our actual results could differ materially from those anticipated in the forward-looking statements for many reasons, including the factors described in the section entitled “Risk Factors” in this prospectus.

You should not unduly rely on these forward-looking statements, which speak only as of the date on which it is made. We undertake no obligation to publicly revise any forward-looking statement to reflect circumstances or events after the date of this prospectus or to reflect the occurrence of unanticipated events. You should, however, review the factors and risks we describe in the reports we file from time to time with the SEC after the date of this prospectus. The reports we file from time to time with the SEC are available to the public over the Internet at the SEC’s website http://www.sec.gov as described under the heading “Where You Can Find More Information.”

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

FOR SECURITIES ACT LIABILITIES

Delaware General Corporation Law

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent to the company. The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for any breach of the director’s duty of loyalty to the corporation or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions or for any transaction from which the director derived an improper personal benefit.

Amended and Restated Certificate of Incorporation

Article Ninth of the amended and restated certificate of incorporation of the company provides that the personal liability of the directors of the company shall be eliminated to the fullest extent permitted by the provisions of Section 102(b)(7) of the Delaware General Corporation Law, as the same may be amended and supplemented.

Article Tenth of the amended and restated certificate of incorporation of the company provides that company shall, to the fullest extent permitted by the provisions of Section 145 of the Delaware General Corporation Law, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for therein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

Indemnification Agreements

We also enter into indemnification agreements with our directors and officers. The indemnification agreements provide indemnification to our directors and officers under certain circumstances for acts or omissions which may not be covered by directors’ and officers’ liability insurance.

Liability Insurance

We have also obtained directors’ and officers’ liability insurance, which insures against liabilities that our directors or officers may incur in such capacities.

Commission Position on Indemnification

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and or persons controlling the company pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.